                                                                     EXHIBIT 1.1



                                                               [Draft--10/06/00]



                             Hydrogenics Corporation

      7,000,000 Common Shares plus an option to purchase from the Company, up to 1,050,000 additional Common Shares to cover over-allotments

                             Underwriting Agreement


                                                              New York, New York
                                                                          , 2000

Salomon Smith Barney Inc.
CIBC World Markets Inc.
BMO Nesbitt Burns Inc.
As Representatives of the several Underwriters, 388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

                  Hydrogenics Corporation, a corporation organized under the federal laws of Canada (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 7,000,000 common shares ("Common Shares") of the Company (said shares to be issued and sold by the Company being hereinafter called the ("Underwritten Securities")). The Company also proposes to grant to the Underwriters an option to purchase up to 1,050,000 additional Common Shares to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 19 hereof.

                  As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. and CIBC World Markets Inc. have each agreed to reserve out of the Securities set forth opposite its name on the Schedule II to this Agreement, up to 350,000 shares, for sale to the Company's employees, officers, directors and others having business relationships with the Company (collectively, "Participants"), as set forth in the

Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Salomon Smith Barney Inc. and CIBC World Markets Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney Inc. and CIBC World Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day immediately following the date on which this Agreement is executed will be offered to the public by Salomon Smith Barney Inc. and CIBC World Markets Inc. as set forth in the Prospectus.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter and the Sub-Underwriter as set forth below in this
Section 1.

         (a) The Company has prepared and filed with the Commission a registration statement (file number 333-42682) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

         (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

         (c) The Company has prepared and filed with the applicable securities regulatory authority in each of the Canadian Jurisdictions (collectively, the "Reviewing Authority") in conformity in all material respects with applicable Canadian Securities Laws, the Canadian Preliminary Prospectus and the Amended Canadian Preliminary Prospectus and a MRRS Decision Document for each of the Canadian Preliminary Prospectus and Amended Canadian Preliminary Prospectus has been obtained.

         (d) The Canadian Preliminary Prospectus and the Amended Canadian Preliminary Prospectus, as of the respective times of filing thereof,
         (i) did not include a misrepresentation, (ii) constituted full, true and plain disclosure of all material facts relating to the Securities, and to the Company, (iii) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that the Company made no representations or warranties as to the information contained in or omitted from the Canadian Preliminary Prospectus or the Amended Canadian Preliminary Prospectus, as applicable, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Canadian Preliminary Prospectus or the Amended Canadian Preliminary Prospectus.

         (e) The Company (A) has obtained the PREP Decision Document; (B) has prepared and filed with the Reviewing Authority the Canadian Final Prospectus omitting the PREP Information; and (C) will prepare and file, promptly after pricing of the Underwritten Securities, with the Reviewing Authority, a supplemented Canadian Final Prospectus setting forth the PREP Information.

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the Canada Business Corporations Act ("CBCA") and is organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as an extra-provincial corporation and is in good standing under the laws of each jurisdiction which requires such qualification except for such failures to be qualified and in good standing as could not reasonably be expected to have a Material Adverse Effect on the Company.

         (g)  The Company does not have any subsidiaries.

         (h) The Company's authorized equity capitalization is as set forth in the Prospectuses; the share capital of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on the Nasdaq Stock Market and have been conditionally approved for listing on The Toronto Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares in the capital of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except as described in the Prospectuses, which rights have been waived; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, any shares in the capital of the Company or ownership interests in the Company are outstanding.

         (i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the headings, "Risk Factors-Risk Factors Relating to this Offering- Your tax liability may increase if we are treated as a passive foreign investment company and United States holders of our common shares will be responsible for determining whether we are a passive foreign investment company", "Business-New Stock Option Plan", "Income Tax Consequences", "Directors' and Officers' Indemnification" and "Shares Eligible for Future Sale" insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate in all material respects and fairly summarize the matters therein described.

         (j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, applicable Canadian Securities Laws and such as may be required under the securities or blue sky laws of any jurisdiction in the United States or Canada in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses.

         (l) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or
         (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances as could not reasonably be expected to have a Material Adverse Effect on the Company.

         (m) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the Prospectuses.

         (n) The historical financial statements and schedules of the Company included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

         (o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (p) The Company owns or leases all such properties as are necessary to the conduct of its operations as currently conducted.

         (q) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable except, in the case of clauses (ii) and (iii) above, for such violations or defaults as could not reasonably be expected to have a Material Adverse Effect on the Company.

         (r) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and are independent with respect to the Company within the meaning of the CBCA.

         (s) No stamp tax or other issuance, goods and services or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters under U.S. federal law or the laws of any state or to any authority in Canada or any province thereof in connection with:


                      (A)     the execution and delivery of this
                              Agreement, the issuance, sale and
                              delivery of the Securities to the
                              Underwriters in the manner
                              contemplated in this Agreement;

                      (B)     the resale and delivery of the
                              Securities by the Underwriters in
                              the United States in the manner
                              contemplated in the Prospectuses; or

                       (C)     the payment by the Company of any
                               commission or fee to or for the
                               account of the Underwriters in
                               connection with their services with
                               respect to clauses (a) and (b)
                               above.


         (t) The Company has filed all Canadian and U.S. federal, state, provincial and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (u) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (v) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably foreseeable for and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or its assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (w) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except for such licenses, certificates, permits and other authorizations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect on the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (z) Except as disclosed in the Registration Statement and the Prospectuses, the Company is (i) in compliance with any and all applicable federal, state, provincial and local laws and regulations of Canada, the United States or any other jurisdiction relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto). Except as set forth in the Prospectuses, the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental

         Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (bb) Except as otherwise disclosed in the Registration Statement and prospectuses (a) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectuses to be conducted; (b) to the Company's best knowledge, there are no rights of third parties to any such Intellectual Property; (c) to the Company's best knowledge, there is no material infringement by third parties of any such Intellectual Property; (d) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or to the Company's best knowledge threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (f) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (g) to the Company's best knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectuses as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (h) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

         (cc) Except as disclosed in the Registration Statement and the Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc.

         (dd) The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about a Company or its products.

         (ee) Furthermore, the Company represents and warrants to Salomon Smith Barney Inc. and CIBC World Markets Inc. that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses or any preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been, or will have been as of the Closing Date, obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of U.S.$[ ] or Cdn$[ ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,050,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectuses upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.


                  (c) The Company understands that a portion of the Securities may be offered and sold in the Canadian Jurisdictions by Salomon Smith Barney Canada Inc. (the "Sub-Underwriter"), the Canadian dealer affiliate of Salomon Smith Barney Inc., pursuant to the Canadian Prospectus. Any Securities sold by the Sub-Underwriter will be purchased by the Sub-Underwriter from its Underwriter affiliate at the Closing Date at a price equal to the price set forth in Section 2(a) above or such purchase price less an amount to be mutually agreed upon by the Sub-Underwriter and its Underwriter affiliate which amount shall not be greater than the Underwriting commission set forth on the cover page of the Prospectuses.


3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Osler, Hoskin & Harcourt LLP, First Canadian Place, Suite 6600, Toronto, Ontario at 8:00 AM, Toronto time, on
     , 2000 or at such place or time or on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Payment shall be made to the Company in U.S. dollars with respect to the U.S. Securities and Canadian dollars with respect to the Canadian Securities. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Canadian Depository for Securities Ltd. unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at the offices of Osler, Hoskin & Harcourt, First Canadian Place, Suite 6600, Toronto, Ontario, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Payment shall be made to the Company in U.S. dollars with respect to the U.S. Option Securities and Canadian dollars with respect to the Canadian Option Securities. If settlement for the Option Securities occurs after the Closing Date, the

Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectuses.

5. Agreements. The Company agrees with the several Underwriters and the Sub-Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective and to obtain a MRRS Decision Document for the Canadian Final Prospectus from the Reviewing Authority not later than 5:00 p.m. (Toronto time) on the Business Day next following the date of this Agreement and, to file the Canadian Prospectus with the Reviewing Authority not later than the time of filing of the Prospectus with the Commission, and in any event, in accordance with the PREP Procedures and the PREP Decision Document. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement or an amendment or supplement to the Canadian Final Prospectus or the Canadian Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when the Canadian Final Prospectus or Canadian Prospectus shall have been filed with the Reviewing Authority, (4) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the Canadian Prospectus shall have been filed or become effective,
         (5) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (6) of any request by the Reviewing Authority or any other regulatory authority in Canada for any amendment or supplement to the Canadian Prospectus or any additional information, (7) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the issuance by the Reviewing Authority or any other regulatory authority in Canada of any cease trading order relating to the Securities or the institution or threatening of any proceeding for those purposes, (8) of the receipt by the Company of any communication from the Reviewing Authority or any other regulatory authority in Canada relating to the Canadian Prospectus, the offering of the Securities or the listing of the Securities on The Toronto Stock Exchange, and (9) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The

         Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, or if it shall be necessary to amend or supplement the Canadian Final Prospectus or the Canadian Prospectus (each such amendment or supplement a "Canadian Prospectus Amendment") to comply with Canadian Securities Laws, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, or the Reviewing Authority, as applicable, subject to the second sentence of paragraph
         (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus or any Canadian Prospectus Amendment to you in such quantities as you may reasonably request;

         (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

         (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter, Sub-Underwriter or dealer may be required by the Act or Canadian Securities Laws, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto or the Canadian Final Prospectus, the Canadian Prospectus and any Canadian Prospectus Amendment as the Representatives may reasonably request;

         (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

         (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission (other than on Form S-8 covering Common Shares issued under the Company's stock option plans) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time;

         (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

         (h) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

         (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; the preparation, printing or reproduction and filing with the Reviewing Authority of the Canadian Prospectus and the Canadian Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the

         Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Canadian Prospectus and the Canadian Final Prospectus, and each amendment or supplement to any of them as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities;
         (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Stock Market and The Toronto Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings);
         (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incidental to the performance by the Company of its obligations hereunder.

         (j) Furthermore, the Company covenants with Salomon Smith Barney Inc. and CIBC World Markets Inc. that the Company will comply with all applicable securities and other laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than
         (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

         (b) The Canadian Final Prospectus shall have been filed with the Reviewing Authority and a MRRS Decision Document obtained therefor and, the Canadian Prospectus shall have been filed with the Reviewing Authority within the applicable time period prescribed by and in accordance with Section 5(a) hereof, and all other steps or proceedings shall have been taken that may be necessary in order to qualify the Securities for distribution to the public in each of the Canadian Jurisdictions;

         (c) The Company shall have requested and caused Brobeck, Phleger & Harrison LLP, U.S. legal counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect that:

                        (i) the Securities have been approved for quotation on
                  the Nasdaq National Market, upon issuance as contemplated by this Agreement;

                        (ii) to the knowledge of such counsel, (A) there are no
                  legal or governmental proceedings pending or threatened against the Company, or to which the Company or any of its properties is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not so described and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be;

                        (iii) the Registration Statement and all post-effective
                  amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration

                  Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b); the statements set forth under the captions "Risk Factors-Risk Factors Relating to this Offering--Your tax liability may increase if we are treated as a passive foreign investment company and United States holders of our common shares will be responsible for determining whether we are a passive foreign investment Company", "United States Federal Income Tax Considerations" and in the first two paragraphs under the caption "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

                       (iv) no consent, approval, authorization or other order
                  of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except (A) as have been obtained under the Act and the Exchange Act or (B) such as may be required under state securities or blue sky laws governing the purchase and distribution of the Securities, as to which such counsel need not express any opinion) for the valid issuance, sale and distribution of the Securities as contemplated by this Agreement;

                        (v) neither the issue and sale of the Securities, nor
                  the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any New York or U.S. federal court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties;

                       (vi) to the knowledge of such counsel, no holders of
                  securities of the Company have rights to the registration of such securities under the Registration Statement;

                      (vii) no stamp tax or other issuance, goods and services
                  or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters under U.S. federal law or the laws of any state thereof in connection with:

                  (A) the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities to the Underwriters in the manner contemplated in this Agreement;


                  (B) the resale and delivery of the Securities by the Underwriters in the United States in the manner contemplated in the Prospectus; or



                  (C) the payment by the Company of any commission or fee to or for the account of the Underwriters in connection with their services with respect to clauses (A) and (B) above.


                     (viii) as provided in Section 14 of this Agreement, the
                  Company has duly and irrevocably appointed CT Corporation System as its agent for service of process in any action against it in any federal or state court sitting in the City of New York arising out of or in connection with the offering of the Securities; and


                       (ix) service of process on the Company in the manner set
                  forth in Section 14 of this Agreement is effective under the laws of the State of New York to confer valid personal jurisdiction over the Company;


         In addition, such counsel shall state that it participated in conferences with certain officers and other representatives of the Company, its Canadian counsel, its intellectual property counsel, its independent public accountants, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed, and although such counsel will not pass upon nor assume any responsibility for, and will not independently check or verify the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, such counsel may state, that based upon the foregoing, such counsel confirms that it has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended (other than the financial statements, including the notes and schedules thereto, and the other financial data included in the Registration Statement, as to which such counsel will express no belief), at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel confirms that it has no reason to believe that the Prospectus as of its date and on the Closing Date (other than the financial statements, including the notes and schedules thereto, and the other financial data included in the Prospectus, as to which such counsel will express no belief), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such counsel confirms that the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

         (d) The Company shall have requested and caused Hale and Dorr LLP, special counsel for the Company to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that the Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (e) The Company shall have requested and caused Osler, Hoskin & Harcourt LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect that:

                        (i) the Company has been duly incorporated and is
                  validly existing as a corporation under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own, lease or license its properties and to conduct its business as now being conducted and as described in the Canadian Prospectus and is duly qualified to do business as an extra-provincial corporation, and is in good standing under the laws of each jurisdiction which requires such qualification;

                       (ii) the Company has an authorized and issued share
                  capital as set forth in the Canadian Prospectus and the share capital of the Company conform in all material respects to the description thereof contained in the Canadian Prospectus;

                      (iii) the Company has duly authorized the issuance and
                  sale of the Securities to be sold by it pursuant to this Agreement; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable, the Securities sold by the Company, when issued by the Company and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectuses, and will not be subject to any pre-emptive, subscription or other similar rights under the CBCA, the articles, by-laws or resolutions of the Company;

                       (iv) the form of certificates representing the
                  Securities, where applicable, has been duly approved and adopted by the Company and conform to the requirements of the CBCA, the by-laws of the Company and of The Toronto Stock Exchange;

                        (v) the Securities are duly listed, and admitted and
                  authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The Toronto Stock Exchange; and, except as set forth in the Canadian Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any Securities for shares in the capital of the Company, or ownership interests in the Company, are outstanding

                       (vi) a MRRS Decision Document has been obtained in
                  respect of the Canadian Final Prospectus from the Reviewing Authority and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits and consents have been obtained under the securities laws of each of the Canadian Jurisdictions to permit the Securities to be offered, sold and delivered as contemplated by this Agreement in each of the Canadian Jurisdictions. To the knowledge of such counsel, no cease trading order relating to the Securities has been issued, no proceedings for that purpose have been instituted or threatened. No other authorization, approval, permit, consent, license, registration, filing, order, qualification, exemption or other requirement of any government, governmental instrumentality or court of Canada or any province thereof is required for;

                  (A) the valid authorization, issuance, sale and delivery of the Securities in Canada; and

                  (B) the valid execution and delivery of, and the performance by the Company of its obligations, under this Agreement.

                      (vii) the Canadian Prospectus (other than the financial
                  statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion is rendered) complies as to form in all material respects to the requirements of the securities laws of the Province of Ontario ("Ontario Securities Laws"); provided that in giving that opinion no comment need be expressed as to the content, accuracy or completeness or adequacy of any information in the Canadian Prospectus.


                     (viii) no facts have come to the attention of such counsel in the course of their review and discussions that have lead them to believe that the Canadian Prospectus (excluding the financial statements and related schedules and information derived therefrom or any other financial data included therein or omitted therefrom), as of its issue date or at the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact, necessary to make a statement therein not misleading in light of the circumstances in which it was made, within the meaning of Ontario Securities Laws;

                       (ix) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; the statements set forth in the Canadian Prospectus under the headings "Income Tax Consequences - Canadian Federal Income Tax Considerations for United States Investors" and "Eligibility for Investment", "Directors' and Officers' Indemnification", "Business-New Stock Option Plan" insofar as such statements constitute statements of matters of law, fairly summarize, in all material respects such provisions as of the date hereof;

                        (x) there are no restrictions on the corporate power and
                  capacity of the Company to enter into this Agreement or to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company;

                       (xi) except as described in the Canadian Prospectus, no
                  holders of outstanding shares in the capital of the Company are entitled to preemptive or other rights to subscribe for the Securities;

                      (xii) none of the Company's execution of this Agreement,
                  its performance thereof, its consummation of the transactions contemplated herein or its applications of the proceeds of the offering in the manner set forth under the heading "Use of Proceeds" in the Canadian Prospectus, violates or conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument or any franchise, license or permit to which the Company is a party or by which the Company, its property or assets may be bound;

                     (xiii) none of the Company's execution of the Agreement,
                  its performance thereof, its consummation of the transactions contemplated herein or its applications of the net proceeds of the offering in the manner set forth under the heading "Use of Proceeds" in the Canadian Prospectus, violates or conflicts with:

                  (A) any provision of the articles of incorporation or by-laws of the Company; or

                  (B) any statute, rules or regulations, judgement, decree or order, of any court or any public, governmental or regulatory agency or body in Canada having jurisdiction over the Company or any of its property or assets.

                     (xiii) no further consents, approvals, authorizations,
                  filings or orders of the court, regulatory body or administrative agency or other governmental agency or body, in Canada or any province thereof, are required for the Company's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated thereby;

                      (xiv) to the knowledge of such counsel, no holders of
                  securities of the Company have any rights to the registration of such securities under the Canadian Prospectus;

                       (xv) no stamp tax or other issuance, goods and services
                  or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any authority in Canada or any province thereof in connection with:

                      (A) the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities to the Underwriters in the manner contemplated in this Agreement;

                      (B) the resale and delivery of the Securities by the Underwriters in Canada in the manner contemplated in the Canadian Prospectus; or

                      (C) the payment by the Company of any commission or fee to or for the account of the Underwriters in connection with their services with respect to clauses (A) and (B) above.

                      (xvi) assuming the choice of the law of the State of New
                  York provided for in this Agreement is effective under such law, the Company has the corporate power to submit to the jurisdiction of the courts of the State of New York or the courts of the United States of America having jurisdiction in the State of New York in respect of any legal actions or proceedings arising out of this Agreement.

                     (xvii) this Agreement is enforceable against the Company in the Province of Ontario without further action on the part of the Underwriters; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in the Province of Ontario it is not necessary that it be filed or recorded with any court or other authority in the Province of Ontario or that any stamp or similar tax be paid or in respect of any such document or the Securities. There are no reasons, to such counsel's knowledge, under the laws of the provinces of Ontario and Alberta or the federal laws of Canada applicable therein or with respect to the application of New York law by a Canadian court, why enforcement of this Agreement would be avoided on the ground of Public Policy, provided that such counsel shall express no opinion in respect of the indemnity and contribution provisions contained in
                  Section 8 hereof;

                    (xviii) subject to certain qualifications including that
                  enforcement in the Province of Ontario of the indemnity and contribution provisions set forth in Section 8 of this Agreement may be limited by the laws of the Province of Ontario, such counsel shall have no reason to believe that the enforcement of the choice of law provision of this Agreement by a judgement awarding a sum of money as compensatory damages would be contrary to public policy as that term is understood under the laws of the Province of Ontario and the laws of Canada applicable therein.

                      (xix) a court of competent jurisdiction in the Province of
                  Ontario (an "Ontario Court") would uphold the choice of the law of the State of New York ("New York law") as the proper law governing this Agreement provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequence of the law of any other jurisdiction) and is not contrary to public policy as that term is understood under the laws of the Province of Ontario and the laws of Canada applicable therein.

                       (xx) should enforcement of this Agreement against the
                  Company be sought in the Province of Ontario in accordance with New York law, an Ontario Court would, subject to the paragraph above, recognize the choice of New York law (other than for matters of procedure or laws in force in the Province of Ontario which are applicable by reason of their particular object, in respect of which the laws of the Province of Ontario will then be applied), and, upon adducing appropriate evidence to establish such law, the New York law would be applied by an Ontario Court, provided that:

                      (xxi) none of the provisions of this Agreement, which
                  would include the indemnification provisions of this Agreement, or of applicable New York law, are contrary to public policy as that term is understood under the laws of the Province of Ontario and the laws of Canada applicable therein;

                      (xxii) none of the provisions of applicable New York law
                  are foreign revenue, expropriatory or penal laws;

                      (xxiii) an Ontario Court will retain discretion to decline to hear such action if:

                                    (A) another action between the same parties,
                           based on the same subject matter is properly pending before a foreign authority or a decision thereon has already been rendered by a foreign authority; or

                                    (B) it considers that another jurisdiction
                           is the most appropriate forum; and

                                    (C) there is compliance with the Limitations
                           Act (Ontario).

                     (xxiv) a civil judgement obtained in the State of New York of a court of the State of New York or a federal court sitting in the State of New York, arising out of or in relation to the obligations of the Company under this Agreement for a sum certain of money assessed as damages would be recognized by an Ontario Court and would be enforceable against the Company in the Province of Ontario unless:

                                    (A) the New York Court where the decision
                           was rendered had no jurisdiction according to the laws of the Province of Ontario

                           (however, submission by the Company under this Agreement to the non-exclusive jurisdiction of the New York Courts will confer jurisdiction);

                                    (B) the decision was subject to ordinary
                           remedy (appeal, judicial review and any other judicial proceeding which renders the decision not final, conclusive or enforceable under the laws of the applicable state) or not final, conclusive or enforceable under New York law;

                                    (C) the decision was obtained by fraud or in
                           any manner contrary to natural justice or rendered in contravention of fundamental principles of procedure (notice of fair hearing, inter alia, the right to be heard or the right to independent and impartial tribunal, i.e. rules against bias);

                                    (D) a dispute between the same parties,
                           based on the same subject matter has given rise to a decision rendered in the Province of Ontario or has been decided in a third country and the decision meets the necessary conditions for recognition in the Province of Ontario;

                                    (E) the outcome of the decision of the New
                           York Court was inconsistent with public policy as such term is understood under the laws of the Province of Ontario and the laws of Canada applicable therein;

                                    (F) the decision enforces obligations
                           arising from foreign revenue, expropriatory or penal laws;

                                    (G) such judgement was obtained contrary to
                           an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada);

                                    (H) there has not been compliance with the
                           Limitations Act (Ontario); or

                                    (I) a sum of money will be converted by the
                           Ontario Court into Canadian currency in accordance with the Courts of Justice Act (Ontario).

         (f) The Company shall have requested and caused Bereskin & Parr special counsel to the Company for intellectual property matters, to furnish to the Representatives their opinion, dated the Closing Date and addressed to the

         Representatives, in form and substance reasonably acceptable to the Representatives.

         (g) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Agreement and that:

                        (i) the representations and warranties of the Company in
                  this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                       (ii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) no order having the effect of ceasing or suspending
                  the distribution of the Securities shall have been issued by the Reviewing Authority or, to the Company's knowledge, threatened; and

                       (iv) since the date of the most recent financial
                  statements included in the Prospectuses (exclusive of any supplement thereto), there has been no Material Adverse Effect on the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         (i) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and with respect to the Company within the meaning of the CBCA and that they have performed a review of the unaudited interim financial information of the Company for the 3-month period ended March 31, 2000, and the 6-month period ended June 30, 2000, and as at June 30, 2000 in accordance with Statement on Auditing Standards No. 71 and which meets the standards of the Canadian Institute of Chartered Accountants and stating in effect that:

                        (i) in their opinion the audited financial statements
                  and financial statement schedules included in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                       (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71 and the Canadian Institute of Certified Public Accountants, of the unaudited interim financial information for the 3-month period ended March 31, 2000, and the 6-month period ended June 30, 2000, and as at June 30, 2000 [,as indicated in their report dated , 20 ] ; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and Management Development and Compensation Committee, the Audit Committee and the Nomination and Corporate Governance Committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to June 30, 2000, nothing came to their attention which caused them to believe that:

                             (1) any unaudited financial statements included in
                           the Registration Statement and the Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form F-1; and said unaudited financial statements are not in conformity with Canadian generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

                             (2) with respect to the period subsequent to June
                           30, 2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock of the Company, decreases in the stockholders' equity of the Company or decreases in working capital as compared with the amounts shown on the June 30, 2000 balance sheet included in the Registration Statement and the Prospectuses, or for the period from July 1, 2000 to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal quarter in net revenues or income before income taxes, in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                             (3) the information included in the Registration
                           Statement and Prospectuses in response to Form 20-F,
                           Item 8 (Selected Financial Data) is not in conformity with the applicable disclosure requirements of such Form; and

                      (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Summary Financial Data", "Capitalization", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                           References to the Prospectuses in this paragraph (h)
                  include any supplement thereto at the date of the letter.

                  The Company shall have received from PricewaterhouseCoopers LLP (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company for the four quarters ending December 31, 1999 in accordance with Statement on Auditing Standards No. 71.

The Company shall have received from PricewaterhouseCoopers LLP (and furnished to the Representatives) an examination report with respect to Management's Discussion and

Analysis of Financial Condition and Results of Operations of the Company for the fiscal years ending December 31, 1999, and a review report with respect to Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the 6-month period ending June 30, 2000, and the corresponding period for the prior fiscal year, each in accordance with Statement on Standards for Attestation Engagements No. 8 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, and such examination report shall be included in the Registration Statement.

Such comfort letter shall be in addition to any other comfort letters required to be filed with the Reviewing Authority.

         (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplements thereto).

         (k) The Company shall have furnished to the Representatives on or prior to the Closing Date satisfactory evidence of its due and valid authorization of CT Corporation System as its agent to receive service of process pursuant to Section 14 hereof, and satisfactory evidence from CT Corporation System accepting its appointment as such agent.

         (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (m) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Stock Market and The Toronto Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

         (n) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and Pierre Rivard, Joseph Cargnelli, Boyd Taylor, Micro-Generation Technology Fund, LLC, Working Ventures Canadian Fund Inc., CIBC Capital Partners, Robert Edwards, Ravi B. Gopal and [ ], addressed to the Representatives.

         (o) PricewaterhouseCoopers LLP shall have furnished to the Representatives an opinion, dated the respective dates of the documents enumerated below, that the French language versions of (i) the information under the captions "Summary Financial Information", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", and (ii) [ ] contained in each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Prospectus, as the case may be, are in all material respects a complete and proper translation of the English language versions thereof.

         (p) The Company shall have delivered on the Closing Date satisfactory evidence that any and all preemptive rights in respect of shares in the capital of the Company have been waived.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Osler, Hoskin & Harcourt LLP, counsel for the Company, at 1 First Canadian Place, Toronto, Ontario, M5X 1B8, on the Closing Date.

7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters and the Sub-Underwriter severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and Sub-Underwriter, the directors, officers, employees and agents of each Underwriter and Sub-Underwriter and each person who controls any Underwriter and Sub-Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, the Canadian Securities Laws, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made or (ii) any misrepresentation or alleged misrepresentation contained in the Canadian Preliminary Prospectus, the Amended Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus, or any untrue, false or misleading statement therein, or any omission or alleged omission to state therein any material fact or information required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Company agrees to indemnify and hold harmless Salomon Smith Barney Inc., the directors, officers, employees and agents of Salomon Smith Barney Inc. and each person, who controls Salomon Smith Barney Inc. within the meaning of either the Act or the Exchange Act ("Salomon Smith Barney Inc. Entities"), and CIBC World Markets Inc. from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) are caused by the failure of any Participant to pay for and accept delivery of the Directed Shares; or (iii) relate to, arise out or, or occur in connection with the Directed Share Program, provided that, in the case of clause (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Salomon Smith Barney Inc. and CIBC World Markets Inc. specifically for inclusion therein and that in the case of clause (iii) the Company will not be liable to the extent such loss, claim, damage or liability results from the gross negligence or wilful misconduct of Salomon Smith Barney Inc. and CIBC World Markets Inc.


                  (c) Each Underwriter and Sub-Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the Canadian Prospectus, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter or Sub-Underwriter furnished to the Company by or on behalf of such Underwriter or Sub-Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter or Sub-Underwriter may otherwise have. The Company acknowledges that (A) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary

Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters or Sub-Underwriter for inclusion in any Preliminary Prospectus or the Prospectus; and (B) the statements set forth in [ ] constitute the only information furnished in writing by or on behalf of the several Underwriters and Sub-Underwriter for inclusion in the Prospectuses.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (e) In the event that the indemnity provided in paragraph (a) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Underwriters and the Sub-Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters and the Sub-Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters and the Sub-Underwriter on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter and the Sub-Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter and the Sub-Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Underwriters and the Sub-Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters and the Sub-Underwriter on the other in connection with the statements or omissions which resulted in such losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters and the Sub-Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectuses. Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters and the Sub-Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Underwriters and the Sub-Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter and Sub-Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter and Sub-Underwriter shall have the same rights to contribution as such Underwriter and Sub Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the Canadian Prospectus and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  (f) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus and the Canadian Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Shares shall have been suspended by the Commission or the

Nasdaq Stock Market or The Toronto Stock Exchange or trading in securities generally on the Nasdaq Stock Market, The Toronto Stock Exchange or New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchange or the Nasdaq National Market or The Toronto Stock Exchange, (ii) a banking moratorium shall have been declared either by United States, Canadian or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters and the Sub-Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter and the Sub-Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives or the Sub-Underwriter, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (905) 851-2328 and confirmed to it at 100 Caster Avenue Woodbridge, Ontario, Canada L4L 5Y9, attention of the President.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter or Sub-Underwriter, the directors, officers, employees and agents of any Underwriter or Sub-Underwriter, or by any person who controls any Underwriter or Sub-Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or Federal court in the City of New York, New York, and waive any objection which they may now or hereafter have to the laying of venue of any such preceding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System as its authorized agent

(the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or Federal court in the City of New York, New York, by any Underwriter or Sub-Underwriter, directors, officers, employees and agents of any Underwriter or Sub-Underwriter, or by any person, if any, who controls any Underwriter or Sub-Underwriter, and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter or Sub-Underwriter, the directors, officers, employees and agents of any Underwriter or Sub-Underwriter, or by any person who controls any Underwriter or Sub-Underwriter, in any court of competent jurisdiction in Canada.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Currency. References in this Agreement to "$s" are to U.S. dollars.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Canadian Jurisdictions" means, collectively, all of the provinces of Canada.

                  "Canadian Option Securities" shall mean the Option Securities to be offered and sold in Canada.

                  "Canadian Securities" shall mean the Canadian Underwritten Securities and the Canadian Option Securities.

                  "Canadian Underwritten Securities" shall mean the Underwritten Securities to be offered and sold in Canada.


                  "Canadian Preliminary Prospectus", "Amended Canadian Preliminary Prospectus" and "Canadian Final Prospectus" mean, respectively, the preliminary prospectus dated July 31, 2000, the amendments to the Canadian Preliminary Prospectus dated September 13, 2000, September 25, 2000 and September 29, 2000 (in both the English and French languages unless the context indicates otherwise), and the final prospectus dated , 2000 omitting the PREP Information used in Canada and relating to the Securities).

                  "Canadian Prospectus" means the supplemented Canadian Final Prospectus, incorporating the PREP Information, to be dated , 2000 (in both the English and French languages unless the content indicates otherwise) used in Canada relating to the Securities.

                  "Canadian Securities Laws" means the applicable securities legislation of the Canadian Jurisdictions and the respective rules, regulations and written and published policies thereunder.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Material Adverse Effect" in respect of the Company shall mean any material adverse effect on the condition (financial or otherwise), earnings, business, prospects or properties of the Company, whether or not arising from transactions in the ordinary course of business.

                  "MRRS Decision Document" means a MRRS Decision Document pursuant to National Policy No. 43-201.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "PREP Decision Document" means the decision document issued by the Reviewing Authority permitting the Company to use the PREP Procedures in connection with the distribution of the Securities in Canada.

                  "PREP Information" means the information, if any, included in the Canadian Prospectus that is omitted from the Canadian Final Prospectus in accordance with the PREP Procedures and the PREP Decision Document but that is deemed under the PREP Procedures and the PREP Decision Document to be incorporated by reference into the Canadian Prospectus as of the date of the Canadian Prospectus.

                  "PREP Procedures" means the rules and procedures established pursuant to the Canadian Securities Laws for the pricing of securities after the final receipt for a prospectus has been obtained.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Prospectuses" means collectively, the Prospectus and the Canadian Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  "U.S. Option Securities" shall mean the Option Securities to be offered and sold outside of Canada.

                  "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

                  "U.S. Underwritten Securities" shall mean the Underwritten Securities to be offered and sold outside of Canada.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the several Underwriters and the Sub-Underwriter.



                                                     Very truly yours,

                                                     HYDROGENICS CORPORATION

                                                     By: .......................
                                                           Name:
                                                           Title:

Salomon Smith Barney Inc.                                                     42
CIBC World Markets Inc.
BMO Nesbitt Burns Inc.


By:
     ................................................
     Name:
     Title:






For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                                       NUMBER OF UNDERWRITTEN
                                                                          SECURITIES TO BE
UNDERWRITERS                                                                  PURCHASED
------------                                                                  ---------
Salomon Smith Barney Inc. . . . . . . .                                       3,500,000
CIBC World Markets Inc. . . . . . . . . . . . .                               2,800,800
BMO Nesbitt Burns Inc. . . . . . . . . . . . . . . . . . .                      700,000
[                     ]                                                       [       ]




                                                                              ---------
                                                                              [       ]
                  Total . . . . . . . . .

SUB-UNDERWRITER

Salomon Smith Barney Canada Inc.

            [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR SHAREHOLDER OF

                                  CORPORATION]


                             Hydrogenics Corporation
                     Initial Public Offering of Common Stock


                                                                          , 2000

Salomon Smith Barney Inc.
As Representative of the several Underwriters, 388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Hydrogenics Corporation, a corporation organized under the federal laws of Canada (the "Company"), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of common shares (the "Common Shares"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than Common Shares disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                                       Yours very truly,

                                       [SIGNATURE OF OFFICER, DIRECTOR OR MAJOR
                                       STOCKHOLDER]

                                       [NAME AND ADDRESS OF OFFICER, DIRECTOR OR
                                       MAJOR STOCKHOLDER]